Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐CHECK	IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

CONSOL ENERGY INC.

(Exact name of obligor as specified in its charter)

See Table of Additional Registrant Guarantors

Delaware	51-0337383
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 CONSOL Energy Drive Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip code)

8.000% Senior Notes due 2023

(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
AMVEST Coal & Rail, L.L.C.	Virginia	54-0696869
AMVEST Coal Sales, Inc.	Virginia	54-1135822
AMVEST Corporation	Virginia	54-0696869
AMVEST Gas Resources, Inc.	Virginia	20-1072935
AMVEST Mineral Services, Inc.	Virginia	54-1560754
AMVEST Minerals Company, L.L.C.	Virginia	54-0696869
AMVEST Oil & Gas, Inc.	Virginia	54-1162979
AMVEST West Virginia Coal, L.L.C.	West Virginia	54-1860378
Braxton-Clay Land & Mineral, Inc.	West Virginia	43-1948819
Cardinal States Gathering Company	Virginia	73-1394037
CNX Gas Company LLC	Virginia	31-1782401
CNX Gas Corporation	Delaware	20-3170639
CNX Land LLC	Delaware	46-4117542
CNX Marine Terminals Inc.	Delaware	25-1385259
CNX RCPC LLC	Delaware	51-0337383*
Coalfield Pipeline Company	Tennessee	03-0455546
Conrhein Coal Company	Pennsylvania	25-1406541
CONSOL Energy Holdings LLC VI	Delaware	27-2130445
CONSOL Energy Sales Company	Delaware	25-1670342
CONSOL Financial Inc.	Delaware	51-0395375
CONSOL Mining Company LLC	Delaware	46-4011126
CONSOL Mining Holding Company LLC	Delaware	46-4003532
CONSOL of Canada Inc.	Delaware	98-0013773
CONSOL of Central Pennsylvania LLC	Pennsylvania	20-5105698
CONSOL of Kentucky Inc.	Delaware	94-2524120
CONSOL of Ohio LLC	Ohio	20-8338255
CNX Water Assets LLC	West Virginia	20-2471235
Consol Pennsylvania Coal Company LLC	Delaware	20-8732852
Fola Coal Company, L.L.C.	West Virginia	54-1860378
Glamorgan Coal Company, L.L.C.	Virginia	54-0696869
Helvetia Coal Company	Pennsylvania	25-1180531
Island Creek Coal Company	Delaware	55-0479426
CONSOL Amonate Facility LLC	Delaware	46-4020820
CONSOL Amonate Mining Company LLC	Delaware	46-3990422
CONSOL Buchanan Mining Company LLC	Delaware	46-3984406
Knox Energy, LLC	Tennessee	62-1866097
Laurel Run Mining Company	Virginia	54-0892422
Leatherwood, Inc.	Pennsylvania	25-1604505
Little Eagle Coal Company, L.L.C.	West Virginia	22-3864739
MOB Corporation	Pennsylvania	25-1211093
MTB Inc.	Delaware	25-1674211
Nicholas-Clay Land & Mineral, Inc.	Virginia	55-0719265
Panda Bamboo Holdings, Inc.	Delaware	46-3396253
Paros Corp.	Delaware	46-3400629
Peters Creek Mineral Services, Inc.	Virginia	54-1536678
R&PCC LLC	Pennsylvania	46-4003532**
TEAGLE Company, L.L.C.	Virginia	54-0696869
TECPART Corporation	Delaware	13-3038238
Terra Firma Company	West Virginia	20-0869908
Terry Eagle Coal Company, L.L.C.	West Virginia	54-1860378
Terry Eagle Limited Partnership	West Virginia	31-0995566
Vaughn Railroad Company	West Virginia	55-0725216
Windsor Coal Company	West Virginia	13-5488703
Wolfpen Knob Development Company	Virginia	25-1391218

(1)	Each additional registrant is a direct or indirect subsidiary of CONSOL Energy Inc. The address, including zip code, and telephone number, including area code, of each of the additional registrant guarantor’s principal office is c/o CONSOL Energy Inc., 1000 CONSOL Energy Drive, Canonsburg, PA 15317, telephone (724) 485-4000. The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the additional registrant guarantors is Stephen W. Johnson, Executive Vice President and Chief Administrative Officer, CONSOL Energy Inc., 1000 CONSOL Energy Drive, Canonsburg, PA 15317, telephone (724) 485-4000.

*	Uses its sole member’s EIN (CONSOL Energy Inc.).

**	Uses its sole member’s EIN (CONSOL Mining Holdings Company LLC).

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.**

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.**

Exhibit 4.	Copy of By-laws of the trustee as now in effect.**

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

* Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.

** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 12th day of November, 2015.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Yana Kislenko
Yana Kislenko Vice President

EXHIBIT 6

November 12, 2015

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Yana Kislenko
Yana Kislenko Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2015, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$17,464
Interest-bearing balances		189,787
Securities:
Held-to-maturity securities		80,102
Available-for-sale securities		233,717
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,864
Securities purchased under agreements to resell		18,746
Loans and lease financing receivables:
Loans and leases held for sale		20,241
Loans and leases, net of unearned income	848,562
LESS: Allowance for loan and lease losses	10,493
Loans and leases, net of unearned income and allowance		838,069
Trading Assets		39,221
Premises and fixed assets (including capitalized leases)		7,527
Other real estate owned		1,849
Investments in unconsolidated subsidiaries and associated companies		855
Direct and indirect investments in real estate ventures		0
Intangible assets
Goodwill		21,627
Other intangible assets		17,894
Other assets		64,908

Total assets		$1,553,871

LIABILITIES
Deposits:
In domestic offices		$1,086,292
Noninterest-bearing	343,725
Interest-bearing	742,567
In foreign offices, Edge and Agreement subsidiaries, and IBFs		140,792
Noninterest-bearing	669
Interest-bearing	140,123
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		594
Securities sold under agreements to repurchase		19,806

Dollar Amounts In Millions
Trading liabilities	18,515
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	89,743
Subordinated notes and debentures	16,760
Other liabilities	33,801

Total liabilities	$1,406,303

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,692
Retained earnings	36,940
Accumulated other comprehensive income	2,986
Other equity capital components	0

Total bank equity capital	147,137
Noncontrolling (minority) interests in consolidated subsidiaries	431

Total equity capital	147,568

Total liabilities, and equity capital	$1,553,871

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry

Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf                                              Directors

James Quigley

Enrique Hernandez, Jr.